UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    September 25, 2015

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17  CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Employment Agreement of Stefan Larsson
As of September 25, 2015, Ralph Lauren Corporation (the “Company”) entered into an employment agreement with Stefan Larsson to reflect his appointment as the Company’s President and Chief Executive Officer (the “Larsson Agreement”).  Mr. Larsson is joining the Company after having served as the Global President of Old Navy, Inc., a division of The Gap, Inc., since 2012.  Before joining The Gap, Inc., Mr. Larsson spent nearly 15 years at Swedish retailer Hennes & Mauritz (H&M).
The term of employment under the Larsson Agreement commences on November 16, 2015 or such date as mutually agreed upon by the parties (the “Larsson Effective Date”) and continues until March 28, 2020, subject to automatic one-year renewals unless notification is made by either party of its intent not to renew the agreement at least 180 days prior to the commencement of the next scheduled extension.
Pursuant to the Larsson Agreement, Mr. Larsson is entitled to an annual base salary of not less than $1,250,000 and will also be entitled to participate in any applicable bonus program that the Company maintains during the term of his employment, including the Company’s Executive Officer Annual Incentive Plan (“EOAIP”).  Under the EOAIP, he has an annual target bonus opportunity of 300% of his fiscal year salary earnings, and a maximum bonus opportunity of 450% of his fiscal year salary earnings, which for the Company’s current fiscal year (fiscal year 2016) will be prorated based on the Larsson Effective Date.  Pursuant to the Larsson Agreement, and in accordance with the Company’s 2010 Long Term Stock Incentive Plan (“2010 LTSIP”), beginning in fiscal year 2017, Mr. Larsson will be granted an annual equity award with a value of $7.5 million, under the terms of the 2010 LTSIP and as approved each year by the Compensation & Organizational Development Committee of the Board of Directors.
In addition, Mr. Larsson will receive a one-time equity award (“One-Time Award”) under the 2010 LTSIP with a target value of $9,125,000, to be granted on or before the last day of the fiscal quarter in which the Larsson Effective Date occurs.  Of this One-Time Award, a target value of $1.5625 million will be in the form of Performance Share Units (“PSUs”), a target value of $1.5625 million will be in the form of Performance-based Restricted Share Units (“PRSUs”), a target value of $3 million will be in the form of time-based restricted stock units and a target value of $3 million will be in the form of performance shares.  The PSUs and the PRSUs will be subject to the same performance goals and vesting period as those granted on May 15, 2015, to the Company’s named executive officers.  The time-based restricted stock units will vest in four equal installments on the anniversary date of the grant in 2016, 2017, 2018 and 2019, subject to continued service through each vesting date.  The performance shares will vest in equal installments at the end of each fiscal year during the four-year performance period consisting of fiscal year 2017 through fiscal year 2020, subject to achievement of an annual earnings goal for each such fiscal year that is 7.5% higher than the earnings goal for the prior fiscal year, provided that if the earnings goal for the final fiscal year of the performance period (fiscal year 2020) is reached, all performance shares that did not vest in previous years shall then vest.  Mr. Larsson will also receive a cash sign-on bonus of either $2.75 million or $4.35 million (the “Sign-On Bonus”), depending on whether certain of his unvested equity from his prior employer vests prior to the Larsson Effective Date.  If the Company terminates Mr. Larsson’s employment for Cause, or Mr. Larsson voluntarily terminates his employment without Good Reason (each as defined in the Larsson Agreement), within the first year of employment, Mr. Larsson must return the Sign-On Bonus to the Company.
The Larsson Agreement also provides that Mr. Larsson will receive a relocation allowance of $100,000 and other benefits in accordance with the Company’s relocation policy, which shall all be subject to repayment by Mr. Larsson if he terminates his employment without Good Reason or if the Company terminates his employment for Cause within 24 months of the Larsson Effective Date.  In addition, Mr. Larsson shall also be entitled to a car allowance of $1,500 per month.  Mr. Larsson is also eligible to participate in all employee benefit plans and arrangements of the Company for its executives and key management employees.
Pursuant to the Larsson Agreement, if the Company terminates Mr. Larsson’s employment without Cause, or Mr. Larsson voluntarily terminates his employment for Good Reason (each as defined in the Larsson Agreement), he will be entitled to receive

400% of his base salary per year for a severance period equal to two years, plus a pro-rata EOAIP bonus for the year of termination based on actual performance.  He will also vest in any unvested equity awards with only service-based vesting conditions as of the date of termination of his employment and any unvested equity awards with performance-based vesting conditions held by him will vest at the end of the applicable performance period, subject to the Company meeting the applicable performance goals.  In addition, Mr. Larsson will be entitled to continue to participate during the severance period in any group medical, dental or life insurance plans in which he participated prior to termination.
If Mr. Larsson’s employment terminates due to his death or disability, Mr. Larsson will be entitled to receive a pro-rated portion of the bonus for the year of termination based on actual performance for such year, and any outstanding equity awards shall be treated in the manner described above as if his employment was terminated by the Company without Cause.
If either the Company or Mr. Larsson does not renew the Larsson Agreement, Mr. Larsson shall be entitled to receive a bonus for the year of termination based on the Company’s performance for such year, and any outstanding equity awards shall be treated in the manner described above as if his employment was terminated by the Company without Cause.  In addition, if the Company does not renew the Larsson Agreement, he shall be entitled to the same cash severance amounts as if his employment was terminated without Cause.
If the Company terminates Mr. Larsson’s employment without Cause or he terminates his employment for Good Reason, in either case within 12 months following a Change of Control of the Company (as defined in the Larsson Agreement), then Mr. Larsson will be entitled to receive a lump sum amount equal to the total amount of cash severance he would receive if his employment was terminated without Cause.  In addition, any outstanding equity awards held by him will immediately vest (such immediate vesting shall also occur should Mr. Larsson’s employment be terminated in contemplation of a Change of Control, and the Change of Control actually occurs).  For purposes of such vesting, any performance-based equity awards would be treated as if the target performance level was achieved.  Pursuant to the Larsson Agreement, to the extent that the aggregate present value of any payments or benefits payable to Mr. Larsson that constitute “parachute payments” under Section 280G of the Internal Revenue Code (the “parachute amount”) would exceed 2.99 times his “base amount” (as defined for purposes of Section 280G of the Internal Revenue Code), then such payments and benefits shall be reduced to the extent necessary so that the parachute amount is equal to 2.99 times his base amount (provided, that no reduction shall apply if he would retain, on a net after-tax basis, a greater amount than he would have retained, on a net after-tax basis, after applying such reduction).
Under the Larsson Agreement, the above described amounts and stock awards to be provided are subject to his compliance with certain restrictive covenants.  Any amounts due and payable to Mr. Larsson upon termination of his employment will be subject to compliance with Section 409A of the Internal Revenue Code.
Amendment to the Employment Agreement of Ralph Lauren
As of September 25, 2015, the Company entered into Amendment No. 2 (the “Lauren Amendment”) to the amended and restated employment agreement, dated as of June 26, 2012, as amended by Amendment No. 1, effective as of March 29, 2015, with Ralph Lauren to reflect his appointment as the Company’s Executive Chairman and Chief Creative Officer.  Mr. Lauren previously served as the Company’s Chief Executive Officer.  The term of the Lauren Amendment commences effective as of the Larsson Effective Date.
The foregoing descriptions of each of the Lauren Amendment and the Larsson Agreement are qualified in their entirety by the Lauren Amendment and the Larsson Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively.
Departure of a Member of the Board of Directors and Executive Officers
On September 28, 2015, Jackwyn Nemerov resigned from the Company’s Board of Directors. Ms. Nemerov will remain as the Company’s President and Chief Operating Officer until on or before November 13, 2015, at which point she will retire from the Company and resign from those roles.

On September 28, 2015, Mitchell A. Kosh retired from the Company and resigned as the Company’s Executive Vice President and Chief Administrative Officer, effective October 15, 2015.

Election of a Member of the Board of Directors.

On September 28, 2015, the Company’s Board of Directors elected Mr. Larsson to serve as a Class B director on the Company’s Board of Directors, effective upon the Larsson Effective Date.  In accordance with the Company’s Amended and Restated Certificate of Incorporation, Mr. Larsson was elected to the Board of Directors by the directors who were previously elected by the stockholders of the Company’s Class B common stock, par value $0.01, at the last annual meeting of stockholders of the Company.

The size of the Board of Directors of the Company remains at eleven members.
Press Release
On September 29, 2015, the Company issued a press release concerning the appointments of Messrs. Lauren and Larsson in connection with each of their agreements and the election of Mr. Larsson to the Company’s Board of Directors.  A copy of such press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d)      Exhibits.
EXHIBIT NO.	DESCRIPTION
10.1	Amendment No. 2 to the Amended and Restated Employment Agreement, dated as of September 25, 2015, between Ralph Lauren Corporation and Ralph Lauren.
10.2	Employment Agreement, dated as of September 25, 2015, between Ralph Lauren Corporation and Stefan Larsson.
99.1	Press release dated September 29, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RALPH LAUREN CORPORATION

Date: October 1, 2015	By:	/s/ Robert L. Madore
		Name:	Robert L. Madore
		Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

10.1	Amendment No. 2 to the Amended and Restated Employment Agreement, dated as of September 25, 2015, between Ralph Lauren Corporation and Ralph Lauren.

10.2	Employment Agreement, dated as of September 25, 2015, between Ralph Lauren Corporation and Stefan Larsson.

99.1	Press release dated September 29, 2015.